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                       [LETTERHEAD OF KIRKLAND & ELLIS]

                                 June 11, 1996

American Pad & Paper Company
  of Delaware, Inc.
17304 Preston Road
Suite 700
Dallas, Texas  75252

          Re: Offer by American Pad & Paper Company of Delaware, Inc. to Exchange its 13% Senior Subordinated Notes due 2005, Series B, for any and all of its outstanding 13% Senior Subordinated Notes due 2005
               -------------------------------------------------------

     We have acted as special counsel to American Pad & Paper Company of Delaware, Inc. (the "Company") in connection with its offer (the "Exchange Offer") to Exchange its 13% Senior Subordinated Notes due 2005, Series B (the "Exchange Notes") for any and all of its 13% Senior Subordinated Notes Due 2005 (the "Notes").

     You have requested our opinion as to certain United States federal income tax consequences of the Exchange Offer. In preparing our opinion, we have reviewed and relied upon the Company's Registration Statement on Form S-1 (File No. 333-3006), as amended, filed with the Securities and Exchange Commission on March 29, 1996 (the "Registration Statement"), and such other documents as we deemed necessary.

     On the basis of the foregoing, it is our opinion that the exchange of the Notes for the Exchange Notes pursuant to the Exchange Offer should not be a taxable event to the holder for United States federal income tax purposes.

     The opinion set forth above is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended; the Treasury Regulations promulgated or proposed thereunder; current positions of the Internal Revenue Service (the "IRS") contained in published revenue rulings, revenue procedures, and announcements;
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                               KIRKLAND & ELLIS

American Pad & Paper Company
  of Delaware, Inc.
June 11, 1996
Page 2


existing judicial decisions; and other applicable authorities. No tax rulings have been sought from the IRS with respect to any of the matters discussed herein. Unlike a ruling from the IRS, opinions of counsel are not binding on the IRS. Hence, no assurance can be given that the opinions stated in this letter will not be successfully challenged by the IRS or by a court. We express no opinion concerning any United States federal income tax consequences of the Exchange Offer except as expressly set forth above.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and the summarization of this opinion under the section titled "Certain Federal Income Tax Consequences' in the Registration Statement.


                                                Very truly yours,


                                                KIRKLAND & ELLIS